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                                  Exhibit 3

                                    BYLAWS
                                      OF
                       COMMUNITY FINANCIAL GROUP, INC.


                                  ARTICLE I
                                   OFFICES

1.01. Registered Office. The registered office of the Corporation shall be at 401 Church Street, Nashville, Tennessee 37219.

1.02. Other Offices. The Corporation may also have offices at other places in or out of the state of Tennessee as the Board of Directors may determine or as the business of the Corporation may require.


                                   ARTICLE II
                                  SHAREHOLDERS

2.01. Place of Meeting. Meetings of shareholders shall be held at the time and place, in or out of the State of Tennessee, stated in the notice of the meetings or in a waiver of notice.

2.02. Annual Meetings. An annual meeting of the shareholders shall be held each year at the registered office of the Corporation or such other place as the Board of Directors may designate at such time as may be fixed by the Board of Directors and pursuant to the provisions of law. If the day is a legal holiday, then the meeting shall be on the next business day following. At the meeting, shareholders shall elect directors and transact other business as may properly be brought before the meeting.

2.03. Voting List. A complete list of shareholders entitled to vote at a meeting of shareholders shall be maintained in accordance with applicable law.

2.04. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Charter, or by these Bylaws, may be called by Chairman of the Board, the President, the Board of Directors, or the holders of not less than twenty percent (20%) of all the shares entitled to vote at the meeting pursuant to the provisions of the charter. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

2.05. Notice. Written or printed notice, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than two (2) months before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting.

2.06. Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Charter or by these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented, and any business may be transacted at the reconvened meeting which might have been transacted at the meeting as originally notified.

2.07. Majority Vote. When a quorum is present at a meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before the meeting, unless the question is the election of directors or one on which, by express provision of the statutes, the Charter, or these Bylaws, a higher vote is required, in which case the express provision shall govern. There shall be no cumulative voting by the shareholders on any matter.


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2.08.  Method of Voting.  Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares are limited or denied by the Charter. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person, or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section
3.06 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used.

2.09. Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not more than seventy (70) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not more than seventy (70) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10. Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote. The affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The consent may be in more than one counterpart so long as each shareholder signs one of the counterparts. The signed consent, or a signed copy shall be placed in the minute book.


                                  ARTICLE III
                                   DIRECTORS

3.01. Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all powers of the Corporation and do all such lawful acts and things as are not (by statute or by the Charter or by these Bylaws) directed or required to be exercised or done by the shareholders.

3.02. Number; Qualification; Term. The Board of Directors shall consist of at least five (5) but no more than twenty-five (25) directors. The number of directors serving initially shall be nine (9). At least three-fourths (3/4) of the directors shall be citizens of the United States; at least two-thirds (2/3) shall be residents of Tennessee or reside within 25 miles of the main office of the Corporation, and a majority shall reside within 100 miles of the main office of the Corporation. Each Director elected shall hold office until his successor shall be duly elected and shall qualify.

3.03. Change in Number. The minimum or maximum number of Directors may be increased or decreased from time to time by amendment to these Bylaws (subject to any maximum number of Directors as provided by the Charter) but no decrease shall have the effect of shortening the term of any incumbent Director.

3.04. Removal. The Directors may remove one (1) or more directors for cause as provided in the Charter.

3.05. Vacancies. Any vacancy occurring in the Board of Directors, whether by death, resignation, removal, creation of new directorship, or otherwise, may be filled by an affirmative vote of a majority of the remaining Directors even though the Directors remaining in office constitute fewer than a quorum of the Board of Directors. A Director elected to fill a vacancy shall hold office until the next annual election of Directors and until his successor is duly elected and qualified.

3.06. Election of Directors. Except as otherwise provided in Sections 3.03 and 3.05, Directors shall be elected by a plurality vote at the annual meeting of the shareholders. At each such election of directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote.


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3.07.  Place of Meetings.  Meetings of the Board of Directors, regular or special, may be held in or out of the state of incorporation.

3.08. Annual Meetings. The annual meeting of a newly elected Board shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless the time or place is changed by the Chairman of the Board or the President with the consent of a majority of the Directors then elected and serving.

3.09. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

3.10. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on two (2) days' notice to each Director, either personally or by mail or by telegram. Special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two (2) Directors. Except as otherwise expressly provided by statute, the Charter or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in a notice or waiver of notice.

3.11. Quorum; Majority Vote. At meetings of the Board of Directors a majority of the number of Directors then serving shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically provided by statute, the Charter or these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.12. Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director, or a combination of salary and attendance fees. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.13. Procedure. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

3.14. Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. The affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. The signed consent, or a signed copy, shall be placed in the minute book. The consent may be in more than one counterpart so long as each Director signs one of the counterparts.

3.15. Committees of the Board. There shall be an Audit Committee consisting of at least three (3) members of the Board of Directors appointed by the Board, none of whom are active officers of the Corporation. The committee shall meet once each year, or more often if required by the Chairman of the Board or President and shall examine, or cause to be examined, such books, assets and securities of the Corporation as it deems necessary or proper, or as it may be directed to examine. A record shall be kept of all such examinations, which shall be certified by the committee serving, and presented to the Board of Directors at its next meeting. The Audit Committee shall state whether the Corporation is in a sound and solvent condition, whether adequate internal audit controls and procedures are being maintained, and shall recommend to the Board such changes as shall be deemed advisable. The Audit Committee, upon its own recommendation and with the approval of the Board of Directors, may employ a qualified firm of certified public accountants to make the examination and audit of the Corporation. If such a procedure is followed, the one annual examination and audit by such firm of accountants and the presentation of its report to the Board of Directors, shall be deemed sufficient to comply with the requirements of the Audit Committee.

     The Board of Directors may appoint, from time-to-time, other committees, for such purposes and with such powers as the Board may determine. Unless otherwise specified by the Board or these Bylaws, a majority of the committee members will constitute a quorum of any Board appointed committee.


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                                   ARTICLE IV
                                     NOTICE

4.01. Method. Whenever by statute, the Charter, these Bylaws, or otherwise, notice is required to be given to a Director, Committee Member, or Shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the Director, Committee Member, or Shareholder at the address appearing on the books of the Corporation; or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

4.02. Waiver. Whenever, by statute or the Charter or these Bylaws, notice is required to be given to a Shareholder, Committee Member, or Director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business of the ground that the meeting is not lawfully called or convened.


                                   ARTICLE V
                              OFFICERS AND AGENTS

5.01.  Number, Qualification; Election; Term.

         a. The Corporation shall have: (1) a Chairman of the Board, a President and a Secretary; and (2) such other officers (including additional Vice Presidents) and assistant officers and agents as the Board of Directors may deem appropriate.

         b. Officers of the Corporation shall not be required to be shareholders of the Corporation. Officers need not be members of the Board of Directors.

         c. Officers named in Bylaw 5.01(a)(1) shall be elected by the Board of Directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Bylaw 5.01(a)(2) may be elected by the Board at any meeting, whether regular or special.

         d. Unless otherwise specified by the Board at the time of his election or appointment, or in an employment contract approved by the Board, each officer's and agent's term shall end at the first meeting of Directors after the next annual meeting of shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

         e. Any two (2) or more offices, other than the offices of President and Secretary, may be held by the same person.

5.02. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

5.03. Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filled by the Board of Directors.

5.04. Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

5.05. Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.


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5.06.  Chairman of the Board.  The Chairman of the Board shall preside at all meetings of the shareholders and Directors, and shall be an ex-officio member of all committees, except the audit committee. The Chairman of the Board shall be the Chief Executive officer of the Corporation.

5.07 President. If the Chairman of the Board is absent, the President shall preside at meetings of the shareholders and meetings of the Board of Directors. The President shall have general and active management of the business and affairs of the Corporation subject to the supervision of the Chief Executive Officer; and shall see that all orders and resolutions of the Board are carried into effect. He shall serve as an ex-officio member of the Board of all committees, except the audit committee, and shall perform such other duties and have such other authority and powers as the Chief Executive Officer or the Board of Directors may from time to time prescribe.

5.08. Vice Presidents. Vice Presidents may be designated as "Executive Vice President," "Senior Vice President" or such other designation as the Board of Directors may from time-to-time determine. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer, perform the duties and have the authority and exercise the duties and powers of the Chief Executive Officer. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chief Executive Officer may from time to time delegate.

5.09.  Secretary.

         a. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes, actions and the minutes of all proceedings in a book kept for that purpose and shall perform like duties for the executive and other committees when required.

         b. She shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors.

         c. She shall be under the supervision of the Chairman of the Board and the President. She shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman of the Board or the President may from time to time delegate.

5.10. Assistant Secretary. The assistant Secretaries, if any, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time or as the President may from time to time delegate.

5.11. Vacancies. If the office of the Chairman of the Board, President, Vice President, Secretary or Assistant Secretary becomes vacant by reason of death, resignation or removal, the Board of Directors shall elect a successor who shall hold office for the unexpired term, and until his successor is elected.


                                   ARTICLE VI
                         CERTIFICATES AND SHAREHOLDERS

6.01. Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on its face the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law, and may be sealed with the seal of the Corporation or a facsimile thereof.

6.02. Issuance. Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons, as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.


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6.03.  Payment of Shares.

         a. Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the corporation) or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

         b. Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

         c. Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

6.04. Subscriptions. Unless otherwise provided in the subscription agreement, subscriptions for shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

6.05. Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

         a. Claim. Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken; and

         b. Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; and

         c. Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction or theft of the certificate; and

         d. Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

6.06. Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

         a. Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney; and

         b. Guarantee and Effectiveness of Signature. The signature of such person has been guaranteed by a commercial bank or by the President of the Corporation, or by such other officer of the Corporation as shall have been designated by the Board of Directors, and reasonable assurance is given that such endorsements are effective.

6.07. Registered Owner. Prior to due presentment for registration of transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively entitled to vote, to receive notices and otherwise to exercise all rights and powers of a shareholder.



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                                  ARTICLE VII
                               GENERAL PROVISIONS

7.01.  Dividends and Reserves.

         a. Declaration and Payment. Subject to statue and the Charter, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

         b. Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

         c. Reserves. By resolution the Board of Directors may create such reserve or reserves out of available cash of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

7.02. Books and Records. The corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.

7.03. Checks and Notes. Checks, demands for money, and notes of the Corporation shall be signed by the officer(s) or other person(s) designated from time to time by the Board of Directors.

7.04. Fiscal Year. The fiscal year of the Corporation shall be the calendar year.

7.05. Resignation. A Director, officer or agent may resign by giving written notice to the Chairman of the Board, the President or the Secretary. The resignation shall take effect at the time specified in it, or immediately if no time is specified. Unless it specifies otherwise, a resignation takes effect without being accepted.

7.06.  Amendment of Bylaws.

         a. These Bylaws may be altered, amended, or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of a majority of the Directors of the Corporation, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

         b. These Bylaws may also be altered, amended or repealed at any meeting of the shareholders at which a quorum is present or represented, by the affirmative vote of the holders of two-thirds (2/3) of the shares of the Corporation entitled to vote thereon, provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting.

7.07. Construction. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely. If any portion of these Bylaws shall be invalid or inoperative, then, so far as is reasonable and possible:

         a. The remainder of these Bylaws shall be considered valid and operative; and

         b. Effect shall be given to the intent manifested by the portion held invalid or inoperative.

7.08. Table of Contents; Heading. The table of contents and headings are for organization, convenience and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

7.09. Relation to Charter. These Bylaws are subject to, and are governed by the Charter.



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                                  ARTICLE VIII
                                   INDEMNITY

8.01. Liability of Officers and Directors. No person shall be liable to the Corporation for any loss or damage suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the Corporation in good faith, if such person exercised or used the same degree of care and skill as a prudent man would have exercised or used in the circumstances in the conduct of his own affairs.

8.02. Indemnification of Officers and Directors. The Corporation shall indemnify to the fullest extent permitted by law any and all persons who may serve or who have served at any time as directors or officers, or who at the request of the Board of Directors of the Corporation may serve or at any time have served as directors or officers of another corporation in which the Corporation at such time owned or may own shares of stock or of which it was or may be a creditor, and their respective heirs, administrators, successors, and assigns, against any and all expenses, including amounts paid upon judgments, counsel fees, and amounts paid in settlement (before or after suit is commenced), actually and necessarily incurred by such persons in connection with the defense or settlement of any claim, action, suit, or proceeding in which they, or any of them, are made parties, or a party, or which may be asserted against them or any of them, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation, except in relation to matters as to which any such director of officer or former director or officer or person shall be adjudged in any action, suit, or proceeding to be liable for his own negligence or misconduct in the performance of his duty. Such indemnification shall be in addition to any other rights to which those indemnified may be entitled under any law, bylaw, agreement, vote of shareholders, or otherwise.


                                   ARTICLE IX
                        CONTRACTS, DEPOSITS AND PROXIES

9.01. Execution of Contracts, etc. Except as otherwise required by law or by these Bylaws, all the executive officers of the Corporation shall have power to execute and deliver any deeds, contracts, mortgages, bonds, debentures and other documents for and in the name of the Corporation. The Board may authorize any other officer or officers or agents to execute and deliver any contract or other instrument in the name and on behalf of the Corporation, and this authority may be general or confined to such specific instances as the Board may by resolution determine.

9.02. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation or otherwise as the Board or the Chief Executive Officer shall direct in such banks, trust companies, or other depositories as the Board may select or as may be selected by any executive officer. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned, and delivered by any executive officer or other officer or agent of the Corporation.

9.03. Proxies in Respect to Stock or Other Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board, the Chief Executive Officer, the President, or a Vice President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation to exercise in the name and on behalf of the Corporation the powers and rights which the Corporation may have as the holder of stock or other securities in any other corporation to vote or consent in respect to such stock or other securities; the Chief Executive Officer, the President, or a Vice President may instruct the person or persons so appointed as to the manner of exercising such powers and rights; and the Chief Executive Officer, the President, or a Vice President may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies, powers of attorney or other instruments as he may deem necessary or proper in order that the Corporation may exercise its powers and rights.




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                            CERTIFICATE OF ADOPTION

The foregoing Bylaws of the Corporation have been duly adopted this 19th day of December , 1995, by action of the Board of Directors of the Corporation pursuant to the laws of this State.
IN TESTIMONY THEREOF, witness the hand of the undersigned as Secretary of the Corporation on such date.

                                        /s/ Joan B. Marshall
                                        -------------------------------
                                        Joan B. Marshall, Secretary







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